AMENDMENT NO. 2
TO
FIRST RESTATED MASTER DISTRIBUTION PLAN
(INVESTOR CLASS SHARES)
     The First Restated Master Distribution Plan (the “Plan”), effective July 1, 2004, as subsequently amended, pursuant to Rule 12b-1, is hereby amended, effective April 30, 2010, as follows:
     WHEREAS, the Plan is hereby amended to: 1) reflect the name change of each of the Funds; and 2) reflect the name change of the applicable Portfolios from AIM to Invesco;
     NOW THEREFORE, Schedule A to the Plan is hereby deleted and replaced in its entirety with the following:
“SCHEDULE A
TO
FIRST RESTATED
MASTER DISTRIBUTION PLAN
(INVESTOR CLASS SHARES)
AIM EQUITY FUNDS
(INVESCO EQUITY FUNDS)
Portfolio – Investor Class Shares
Invesco Diversified Dividend Fund
Invesco Large Cap Growth Fund
AIM FUNDS GROUP
(INVESCO FUNDS GROUP)
Portfolio – Investor Class Shares
Invesco Basic Balanced Fund
AIM GROWTH SERIES
(INVESCO GROWTH SERIES)
Portfolio- Investor Class Shares
Invesco Small Cap Growth Fund
AIM INTERNATIONAL MUTUAL FUNDS
(INVESCO INTERNATIONAL MUTUAL FUNDS)
Portfolio – Investor Class Shares
Invesco European Growth Fund
AIM INVESTMENT SECURITIES FUNDS
(INVESCO INVESTMENT SECURITIES FUNDS)
Portfolio – Investor Class Shares
Invesco Dynamics Fund
Invesco High Yield Fund
Invesco Income Fund
Invesco U.S. Government Fund
Invesco Municipal Bond Fund
Invesco Real Estate Fund
AIM SECTOR FUNDS
(INVESCO SECTOR FUNDS)
Portfolio – Investor Class Shares
Invesco Technology Fund”
     All other terms and provisions of the Plan not amended hereby shall remain in full force and effect.